Exhibit (23)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Potlatch Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333-130507, 333-205914, 333-156130, 333-156127, and 333-195960) on Form S-8, registration statement (No. 333-191886) on Form S-3, and registration statement (No. 333-221942) on Form S-4 of Potlatch Corporation of our reports dated February 16, 2018, with respect to the consolidated balance sheets of Potlatch Corporation as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Potlatch Corporation.

/s/ KPMG LLP

Seattle, Washington
February 16, 2018